As filed with the Securities and Exchange Commission on October 29, 2012

Registration No. 333-172086

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PENSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2896356
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400

Dallas, Texas 75201

(Address of principal registered offices) (Zip Code)

PENSON WORLDWIDE, INC. AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

PENSON WORLDWIDE, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Daniel P. Son

Chief Executive Officer

Penson Worldwide, Inc.

1700 Pacific Avenue, Suite 1400

Dallas, Texas 75201

(Name and address of agent for service)

(214) 765-1100

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

TERMINATION OF REGISTRATION

Penson Worldwide, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8, Registration No. 333-172086, filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2011 (the “Registration Statement”). The Registration Statement registered (i) 540,017 shares of the Company’s common stock, par value $0.0001 (“Common Stock”), to be offered or sold pursuant to the Company’s Amended and Restated 2000 Stock Incentive Plan, and (ii) 125,000 of Common Stock to be offered or sold pursuant to the Company’s Employee Stock Purchase Plan (together, the “Shares”).

As previously disclosed, the Company has terminated the listing of its Common Stock on The NASDAQ Stock Market, LLC and terminated or suspended its duty to file reports under the Securities and Exchange Act of 1934, as amended. In connection with these proceedings, and in accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the remaining Shares under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-172086 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on October 29, 2012.

PENSON WORLDWIDE, INC.

By:	/s/ Daniel P. Son
Daniel P. Son
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-172086 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel P. Son	Chief Executive Officer (Principal Executive Officer) and Director	October 29, 2012
Daniel P. Son

/s/ R. Bart McCain	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2012
R. Bart McCain

/s/ David Johnson	Director	October 29, 2012
David Johnson

/s/ David M. Kelly	Director	October 29, 2012
David M. Kelly

/s/ Diane L. Schueneman	Director	October 29, 2012
Diane L. Schueneman

/s/ Robert S. Basso	Director	October 29, 2012
Robert S. Basso